EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-256850) and Form S-8 (File Nos. 333-125796, 333-161642, 333-169067, 333-189985, 333-204055, 333-214846, 333-221552 and 333-238571) of our report dated March 29, 2023 relating to the consolidated financial statements of Abeona Therapeutics, Inc. appearing in this Annual Report on Form 10-K of Abeona Therapeutics Inc. for the year ended December 31, 2022.

/s/ WHITLEY PENN LLP

Plano, Texas

March 29, 2023